UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 25, 2006


                        PREMIER ENTERTAINMENT BILOXI LLC
                                       and
                          PREMIER FINANCE BILOXI CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

       333-114339                                    20-0495680/20-0495563
(Commission File Number)                       (IRS Employer Identification No.)


          777 Beach Boulevard
               Biloxi, MS                                         39530
(Address of Principal Executive Offices)                       (Zip Code)


                                  (228)374-7625
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

On April 25, 2006, LUK-Ranch Entertainment, LLC, a Delaware limited liability company ("LRE") and a subsidiary of Leucadia National Corporation ("Leucadia"), indirectly acquired an interest (described below) in Premier Entertainment Biloxi LLC (the "Company") by indirectly acquiring from AA Capital Equity Fund, L.P. ("AA Capital") and AA Capital Biloxi Co-Investment Fund, L.P. ("AA Investment", with AA Investment and AA Capital, together, the "Sellers") all of Sellers' equity interest in the Company for an aggregate cash purchase price of $89 million. The Company is the owner of the Hard Rock Hotel and Casino Biloxi (the "Hotel/Casino"), located in Biloxi, Mississippi, which was severely damaged prior to opening by Hurricane Katrina and which, pending receipt of insurance proceeds, is to be rebuilt.

The acquisition was made upon receipt of Mississippi Gaming Commission approval of the acquisition of control, pursuant to a Unit Purchase Agreement by and among GAR, LLC, ("GAR"), the Sellers, Leucadia and HRHC Holdings, LLC (the "Agreement"), dated as of April 6, 2006. Pursuant to the Agreement, GAR acquired all of the Sellers' equity interest in the Company, which, when added to GAR's existing equity interest in the Company, represents 98% of the common equity of the Company on a fully diluted basis and 100% of the voting equity of the Company (the "Transaction"). LRE funded GAR's acquisition of the Sellers' equity interest in Premier by purchasing (i) 100% of the Class B Common Units of GAR, representing approximately 45% of the total common units of GAR and (ii) 100% of the Class A Preferred Units of GAR (approximately $75.7 million at April 25,
2006), representing 100% of the preferred units in GAR for aggregate cash consideration of $89 million. Under the terms of the GAR operating agreement, LRE controls the Board of Managers of GAR and, as a result, under the Company's operating agreement, LRE controls the board of managers of the Company. The interests in the Company acquired by GAR from AA will continue to be subject to the Pledge and Security Agreement (Pledged Equity Interests), dated January 23, 2004, among GAR, AA and U.S. Bank National Association, as are the interests in the Company held by GAR prior to consummation of the Acquisition. As a result of this $89 million investment, LRE has effectively purchased 44% of the fully diluted common equity of the Company and approximately $75.7 million principal amount of the Company's 17% preferred equity.

LRE obtained the funds to purchase the GAR interests through capital contributions from its members, BHR Holdings, LLC, a wholly-owned indirect subsidiary of Leucadia ("BHR") and RC Biloxi Holdings, LLC ("RCBH"). BHR obtained funds for its capital contributions to LRE from capital invested by its sole member, who funded its contribution through its working capital. RCBH funded its capital contribution through available cash resources of its member, Lawrence S. Hershfield.

Also on April 25, 2006, LRE purchased the Junior Subordinated Note originally issued by the Company and its subsidiary, Premier Finance Biloxi Corp., to Rank America, Inc. The outstanding balance of the Junior Subordinated Note as of April 25, 2006 is $13,354,691.41. This note matures on August 1, 2012.


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
Upon consummation of the Acquisition, on April 25, 2006, the AA-designated members of the Company's Board of Managers, Charles L. Wall, Jr., John A. Orecchio and Matthew R. Friesl, resigned from their positions with the Company, and Ian M. Cumming, Joseph S. Steinberg, Lawrence S. Hershfield and Joseph M. O'Connor, designees of LRE and Leucadia, were appointed to the Board of Managers by GAR. Ian M. Cumming is the Chairman of the Board of Leucadia, Joseph S. Steinberg is a Director and President of Leucadia, Joseph M. O'Connor is an employee of Leucadia and Lawrence S. Hershfield is Chief Executive Officer of Ranch Capital, LLC. No determination has been made as to the committees of the Board of Managers, if any, on which the new managers will serve.

As a result of the consummation of the Transaction, BHR has agreed to commence a tender offer (the "Offer") for all of the outstanding $160 million principal amount of 10-3/4% First Mortgage Notes due February 1, 2012 of the Company (the "Notes") issued under the Indenture (the "Indenture"), dated January 23, 2004, between the Company, Premier Finance Biloxi Corp. and U.S. Bank National Association, as trustee, at a price equal to 101% of the par value of the Notes. Such a tender offer is intended to satisfy the Company's obligation under the indenture with respect to the right of noteholders to put the Notes to the Company as a result of the occurrence of a change of control (as defined in the Indenture). In connection with the Offer, GAR has agreed to pay BHR a fee of $2 million, which will be paid in accordance with the provisions of the Indenture and only to the extent distributions from the Company are available to GAR for such purpose. Mr. Cumming and Mr. Steinberg each has a greater than 10% beneficial interest in Leucadia (approximately 11.5% and 12.6%, respectively).


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.

(b), (d) See the response to Item 5.01 above, which is incorporated herein by reference.


ITEM 8.01.  OTHER EVENTS

On April 28, 2006, the Company filed a Complaint in the Circuit Court of Harrison County, Mississippi, Second Judicial District, against Homeland Insurance Company of New York, Clarendon America Insurance Company, RSUI Indemnity Corporation and Great American E & S Insurance Company, four of the insurers that have provided property insurance coverage for the Hotel/Casino. The Company, via the complaint, seeks declaratory relief, compensatory damages and punitive damages against the respective insurers for their failure to pay insurance proceeds under their respective policies following Hurricane Katrina in the total amount of $45 million. There can be no assurance given as to the results of this litigation. The Company intends to vigorously pursue this action.

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
SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 1, 2006

                                        PREMIER ENTERTAINMENT BILOXI LLC
                                        PREMIER FINANCE BILOXI CORP.

                                        /s/ Todd J. Raziano
                                        ---------------------------------------
                                        Name: Todd J. Raziano
                                        Title: Senior Vice President and
                                               Chief Financial Officer



























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